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                                                                    Exhibit 99.8
                                L.A. GEAR, INC.
                           2850 OCEAN PARK BOULEVARD
                         SANTA MONICA, CALIFORNIA 90405

                                                                  April 27, 1995

Board of Directors
Ryka Inc.
249 Oceana Way
Norwood, MA  02062

Ladies and Gentlemen:


    In light of the financial information concerning Ryka Inc. ("Ryka") presented in Ryka's Annual Report on Form 10-K for the year ended December 31, 1994 as filed with the Securities and Exchange Commission, and additional information provided to us by you, including but not limited to Ryka's total losses in fiscal 1994, anticipated losses in the first and second quarters of fiscal 1995, Ryka's continuing default under its financing arrangements with Pro-Specs America Corporation and Ryka's current and anticipated cash deficits, we are hereby exercising our right, pursuant to Section 8.01 of the Agreement and Plan of Merger, dated as of January 29, 1995 (the "Merger Agreement"), by and among Ryka, L. A. Gear, and Brands Acquisition Corp., a wholly owned subsidiary of L.A. Gear ("Brands"), to terminate the Merger Agreement.

    Our decision is based on our determination that, due to the above disclosures, several of the representations and warranties of Ryka contained in the Merger Agreement are untrue and incapable of being adequately cured. These include, among others, Section 3.08(xii) of the Merger Agreement, which provides that since September 30, 1994, there shall not have been a Company Material Adverse Effect.

    By your signature in the appropriate space below, and effective upon our receipt from you of a signed counterpart of this letter, Ryka Inc. ("Ryka") and L.A. Gear, Inc. ("L.A. Gear") each hereby agree, acknowledge and confirm as follows:

    1. L.A. Gear hereby agrees to waive its rights under Section 8.05(b) to certain fees in connection with a Competing Transaction (as defined in the Merger Agreement).

    2. L.A. Gear hereby agrees to waive any rights it may now or in the future have pursuant to the Stock Option Agreement dated as of January 29, 1995, between Ryka and L.A. Gear.

    3. Ryka hereby releases and forever discharges each of L.A. Gear, Brands, Shamrock Capital Advisors, Inc., and each of their respective predecessors, successors, assigns, subsidiaries, parent corporations, affiliates, partners, and each of their respective past, present and future officers, directors, stockholders, partners, employees, agents, representatives, attorneys and all persons acting by, through, under or in concert with any of them (collectively, the "L.A. Gear Releasees"), and each of L.A. Gear, Brands and Shamrock Capital Advisors, Inc. ("SCA") hereby releases and forever discharges Ryka and each of its predecessors, successors, assigns, subsidiaries, parent corporations, affiliates, partners and each of their respective past, present and future officers, directors, stockholders, partners, employees,





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agents, representatives, attorneys and all persons acting by, through, under or in concert with any of them (collectively, the "Ryka Releasees"), from and against any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs and expenses, of any nature whatsoever, know or unknown, fixed or contingent, foreseeable or unforeseeable, which any of L.A. Gear, Brands and SCA now has or may have against each or any of the Ryka Releasees, or which Ryka now has or may have against each or any of the L.A. Gear Releasees, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof arising out of, based upon, or relating to the entering into, performance under, termination of, and any other matter relating to, the Merger Agreement or any of the agreements executed in connection therewith and contemplated thereby.

    Ryka, L.A. Gear, Brands and SCA each hereby acknowledge that it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

    "a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

    Each of Ryka, L.A. Gear, Brands and SCA, being aware of this code section, hereby expressly waives any rights it may have thereunder, as well as under any other statutes or common





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law principles of similar effect under California or Delaware law, federal law, or the law of any other jurisdiction.

                                         Very truly yours,

                                         L.A. GEAR, INC.


                                         By:    W. L. Benford
                                                -------------------------
                                                Name:  W.L. Benford
                                                Title: President

                                         BRANDS ACQUISITION CORP.


                                         By:    W.L. Benford
                                                -------------------------
                                                Name:  W.L. Benford
                                                Title  President

                                         SHAMROCK CAPITAL ADVISORS, INC.


                                         By:    Geoff Moore
                                                -------------------------
                                                Name:  Geoff Moore
                                                Title: Managing Director

Agreed, Acknowledged and Confirmed:

RYKA INC.


By:   Sheri Poe
      ---------------------------
      Name:
      Title:





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